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                          Interlott Technologies, Inc.
                               7697 Innovation Way
                                Mason, Ohio 45040




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:           Quarterly Report on Form 10-Q
                             For the quarter ended June 30, 2002

Dear Sir or Madam:

               Enclosed please find the Form 10-Q report of Interlott Technologies, Inc. (the "Company") for the quarter ended June 30, 2002 (the "Report").

               The undersigned officers hereby certify that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                   Sincerely yours,



                                   /s/ David F. Nichols
                                  ---------------------------------------------
                                  David F. Nichols
                                  Chief Executive Officer



                                  /s/ Dennis W. Blazer
                                  ---------------------------------------------
                                  Dennis W. Blazer
                                  Chief Financial Officer